Exhibit 99.6

FORM OF

BENEFICIAL OWNER ELECTION FORM

ENZON PHARMACEUTICALS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering (the “Rights Offering”) by Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of transferable subscription rights (the “Subscription Right”) being distributed to the holders of the Company’s common stock, $0.01 par value per share (“Common Stock”), to subscribe for and purchase units (the “Units”). For every 1,105 Subscription Rights held, the holder is entitled to purchase one Unit at a subscription price per Unit of $1,090. Each Unit consists of one share of newly designated Series C Preferred Stock, par value $0.01 per share, and 750 shares of Common Stock.

This will instruct you whether to exercise Subscription Rights to purchase Units distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus. (Check the applicable boxes and provide all required information.)

Box 1. ☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Units.

Box 2. ☐	Please EXERCISE SUBSCRIPTION RIGHTS for Units as set forth below:

	NUMBER OF UNITS*	Per Unit Subscription Price		Payment

__________ Subscription Rights	x	$1,090	=	$
	Total Payment Required			$

*You must hold 1,105 Subscription Rights for every Unit you wish to purchase.

If you spoke with a broker who solicited such exercise, please indicate the person and firm you spoke with:

Box 3. ☐ Payment in the following amount is enclosed $                 (must match Total Payment Required above).

Box 4. ☐ Please deduct the amount of the total payment required from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be deducted: $

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the Units I (we) have elected to purchase, the exercise will be invalid.

Signature	Date

Name:

Title:

Address:

Telephone:

PLEASE NOTE:

If you check Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

If you do not check Box 1, please do the following:

a) Check Box 2 and fill out the table shown in Box 2.

b) Sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.

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